RGA

The security of experience.
The power of innovation.

1Q21 Earnings Presentation

Reinsurance Group of America, Incorporated

May 6, 2021

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company's financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, the estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company's liquidity, access to capital and cost of capital, (4) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company's future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company's collateral arrangements, (7) action by regulators who have authority over the Company's reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent's status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company's current and planned markets, (10) the impairment of other financial institutions and its effect on the Company's business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company's investment securities or result in the impairment of all or a portion of the value of certain of the Company's investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company's ability to make timely sales of investment securities, (14) risks inherent in the Company's risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company's dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company's clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors' responses to the Company's initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company's entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company's telecommunication, information technology or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company's other filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company's continuing operations, primarily because that measure excludes substantially all of the effects of net investment-related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company's underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of the Company's ongoing operations. The definition of adjusted operating income can vary by company and this measure is not considered a substitute for GAAP net income.

RGA uses a second non-GAAP financial measure called adjusted operating revenues as a basis for measuring performance. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives. The definition of adjusted operating revenues can vary by company and this measure is not considered a substitute for GAAP revenues.

Additionally, the Company evaluates its stockholders' equity position excluding the impact of accumulated other comprehensive income ("AOCI"), a non-GAAP financial measure. The Company believes it is important to evaluate its stockholders' equity position excluding the effect of AOCI because the net unrealized gains or losses included in AOCI primarily relate to changes in interest rates, changes in credit spreads on investment securities, and foreign currency fluctuations that are not permanent and can fluctuate significantly from period to period.

Book value per share before the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to exclude the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating earnings per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders' equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. They also serve as a basis for establishing target levels and awards under RGA's management incentive programs.

Reconciliations of non-GAAP financial measures to the nearest GAAP financial measures are provided in the Appendix at the end of this presentation.

Key Messages

RGA's Global Platform Continues to Demonstrate Resilience

- Results were solid as adjusted operating loss of $1.24[1] per diluted share included $5.31[2] per diluted share of COVID-19 impacts
- Premiums increased 3%; deployed $100 million of capital into transactions
- Variable investment income (VII) was strong due to limited partnership (LP) investment performance[3]
- Excess capital of $1.2 billion with ample liquidity
- RGA ranked #1 in business capabilities in NMG[4] survey for 10th year in a row

Significant COVID-19 Impact Was Manageable

- Q1 COVID-19 claim costs
  - $340 million of estimated COVID-19 U.S. individual mortality claim costs
  - $145 million of estimated COVID-19 claim costs in all other operations
- Expect vaccination roll out to lower our mortality claim costs for the remainder of 2021

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] COVID-19-related impact estimates include mortality and morbidity claims with offsetting impacts from longevity.
[3] Variable investment income included an accounting correction on LP investments from prior periods.
[4] NMG Consulting Global Life & Health Reinsurance Study 2020.

Estimated COVID-19 Earnings Impacts

- COVID-19 impacts consistent with higher general population reported deaths
- Although overall COVID-19 claim costs were higher than previous quarters, they continue to be within our expected range
- Longevity experience impact was lower than expected due to longer reporting lags

Estimated Pre-tax COVID-19 Impacts[1]	1Q21	2020[2]
Mortality and Morbidity	$(485)	$(720)
Longevity	$11	$33

[1] $ in millions.
[2] Full year amounts include refinements to previous estimates based upon updated reporting.

First Quarter Results

Pre-tax Adjusted Operating Income[1]

- Results include $474 million of estimated COVID-19 impacts[2], partially offset by a $92 million correction of accounting for LP investments


$ in millions
$118
$(115)
1Q20
1Q21

Adjusted Operating EPS[1]

- Estimated COVID-19 impacts[2] of $5.31[3] per diluted share
- Correction of accounting for LP investments of $1.07[4] per diluted share
- Effective tax rate of 26.9%


$1.41
$(1.24)
1Q20
1Q21

Trailing 12 Month Adjusted Operating ROE[1]

- Estimated COVID-19 impacts[2] of 8.8%[3] on trailing 12 month adjusted operating ROE, and 0.8%[4] from correction of accounting for LP investments


9.5%
3.7%
1Q20
1Q21

RGA

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] COVID-19-related impact estimates include mortality and morbidity claims with offsetting impacts from longevity.
[3] Tax effected at 24%.
[4] Tax effected at 21%, the U.S. Statutory rate, due to the geographic location of the investments. Please refer to "Accounting Correction for Limited Partnership Investments" in the Appendix.

First Quarter Results by Segment

- U.S. and Latin America Traditional results reflect COVID-19 claim costs, partially offset by favorable Group and Individual Health experience and strong VII
- U.S. and Latin America Asset-Intensive results reflect unfavorable policyholder experience
- Canada Traditional results reflect COVID-19 claim costs; Canada Financial Solutions results reflect favorable longevity experience, believed to be COVID-19 related
- EMEA Traditional results reflect COVID-19 claim costs; EMEA Financial Solutions results reflect the negative effects of model updates and lower than expected COVID-19 impact on longevity due to longer reporting lags
- APAC Traditional results reflect favorable underwriting experience in Asia, and break even results in Australia; APAC Financial Solutions results reflect organic growth and favorable experience on existing treaties
- Corporate results were favorable compared to the average run rate, positively impacted by the correction of accounting for LP investments of $92 million and lower overall expenses

Pre-tax Adjusted Operating Income (Loss)[1]	1Q21	1Q21 COVID-19 Impact[2]	1Q20
U.S. and Latin America Traditional	$(344)	$(358)	$(55)
U.S. and Latin America Asset-Intensive	$49	-	$43
U.S. and Latin America Capital Solutions	$23	-	$23
Canada Traditional	$23	$(26)	$36
Canada Financial Solutions	$6	$2	$3
EMEA Traditional	$(68)	$(98)	$17
EMEA Financial Solutions	$42	$9	$36
APAC Traditional	$41	$(3)	$24
APAC Financial Solutions	$19	-	$10
Corporate & Other	$94	-	$(19)
Total	$(115)	$(474)	$118

RGA

[1] $ in millions. Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] COVID-19-related impact estimates include mortality and morbidity claims with offsetting impacts from longevity; includes claims incurred but not reported (IBNR).

U.S. Individual Mortality

Results driven by COVID-19 and related impacts

- COVID-19 claim costs of approximately $340 million
  - Reported COVID-19 claims adjusted for cause-of-death reporting lags, including IBNR
  - At lower end of our expected range based on approximately 200,000[1] reported U.S. population COVID-19 deaths
- Large claims are in-line with expected levels after favorable Q3 and Q4 2020
- Excess mortality claims, likely directly or indirectly related to COVID-19, and some lags in reporting, more than offset lower flu season
- Cumulative mortality experience has been in-line over prior 12 months excluding COVID-19 claim costs

[1] Source: Our World in Data, https://ourworldindata.org/coronavirus-data-explorer?zoomToSelection=true&time=2020-03-01..latest&country=~USA&region=World&deathsMetric=true&interval=total&smoothing=0&pickerMetric=total_deaths&pickerSort=desc.

Investments Summary

- Our investment strategy strives to balance risk and return to build a portfolio to weather cycles; strong underwriting is foundational
- Investment portfolio credit performance continues to benefit from diligent selection
  - Q1 net impairments and change in allowances contributed $16 million on a pre-tax basis
- Portfolio average quality of “A” maintained in the quarter
- Investment portfolio market value decreased as risk-free rates rose with a modest offset from credit spreads tightening
- While the majority of new purchases were in public corporates, new money investment yields continue to benefit from our private market origination platform

Non-Spread Investment Yield[1]

Non-Spread Investment Yield[1]

- Strong LP performance in the quarter and correction of accounting for LP investments


Non-Spread Investment Yield¹
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.08%
4.07%
3.66%
4.20%
5.67%
4.52%
1Q20
2Q20
3Q20
4Q20
1Q21
Reported
Ex LP Accounting Correction

New Money Rates[2]

- Market yields increased on higher risk-free rates with modest offset from tightening credit spreads


New Money Rates²
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.20%
3.57%
2.53%
2.79%
3.35%
1Q20
2Q20
3Q20
4Q20
1Q21

RGA

[1] On an amortized cost basis, excluding spread business. 4.52% does not include correction of accounting for LP investments from prior periods; includes current period activity.
[2] Excludes cash, cash equivalents, and U.S. Treasury notes purchased.

Capital and Liquidity

Capital

- Strong balance sheet with a stable capital mix
- Excess capital position of $1.2 billion

Leverage Ratios

- Leverage ratios within our targeted ranges
- Pre-funded 2021 senior debt maturity

Ample Liquidity Available

- Continued to hold a high level of liquidity throughout Q1
- Access to $850 million syndicated credit facility and other sources



$ in billions
$12
$10
$8
$6
$4
$2
$-
$10.3
$10.6
$11.4
$12.2
$12.3
2017
2018
2019
2020[2] Proforma
1Q21[2] Proforma
Shareholders' Equity (ex-AOCI)[1]
Debt
Hybrid Securities



30%
25%
20%
15%
10%
5%
0%
16.2%
27.1%
15.7%
26.3%
16.3%
26.0%
16.9%
26.1%
16.8%
25.9%
2017
2018
2019
2020[2] Proforma
1Q21[2] Proforma
Debt to Total Capital
Debt + Hybrids to Total Capital



$ in billions
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$-
$1.3
$1.9
$1.4
$3.4
$3.1
2017
2018
2019
2020
1Q21
Cash and Cash Equivalents

RGA

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] Assumes $400 million of senior notes due June 2021 are retired as of the proforma reporting period for a net debt issuance of $200 million. Senior notes due June 2021 will be repaid upon maturity.

COVID-19 Mortality Model Tracking Well

- Overall COVID-19 mortality claim costs continue to be within our expected range based on levels of reported general population deaths
  - U.S. accounted for approximately 74% of COVID-19 mortality claim costs and at the lower end of the range
  - U.K. and Canada accounted for approximately 16% of COVID-19 mortality claim costs and above our ranges
  - Remaining 10% of COVID-19 mortality claim costs primarily driven by higher general population deaths in South Africa
- Reiterating previously disclosed claim cost estimates
  - Estimated $15 million to $25 million pre-tax mortality claims for every additional 10,000 U.S. population deaths
  - Estimated $4 million to $6 million pre-tax mortality claims for every additional 10,000 U.K. population deaths
  - Estimated $10 million to $15 million pre-tax mortality claims for every additional 10,000 Canada population deaths
- Longevity experience offset of $11 million pre-tax with future results dependent on data reporting lags and global distribution of general population deaths
- We expect COVID-19 mortality impacts to decline through the remainder of 2021
  - Vaccine roll outs should lead to reduce mortality
  - We continue to closely monitor developments related to global hotspots and variants

Consistent Execution Drives Track Record of Value Creation

Book value per share (ex-AOCI)[1] total return growth[2]



15-Year 10.3% CAGR[3]
10-Year 10.8% CAGR[3]
5-Year 11.2% CAGR[3]
3-Year 6.3% CAGR[3]
$34.06
$52.80
$83.23
$116.46
$132.33
133.67
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
1Q21

RGA

[1] Periods prior to 4Q06 not restated for 2012 DAC accounting change. Please refer to "Reconciliations of Non-GAAP Measures" in Appendix.
[2] CAGR growth of book value plus dividends.
[3] Includes 1Q21.

Appendix

Diversified and High-Quality Portfolio

- Average portfolio credit rating: A
- 93.7% investment grade
- Short-term, cash and cash equivalents 4.4%, down from 4.8% in Q4
- CML average LTV 58.3%
- CLO book value $1.8 billion[1], AA average credit quality (91.1% A and above)
- Diversification and strong underwriting are core to our investment strategy
  - Impairments and credit downgrades tracking below or at low end of our stress scenarios
  - Economic policies supported asset prices in Q1; credit spreads at or below historical averages



Asset Allocation
As of March 31, 2021
$75.5B
70.0%
4.7%
0.2%
7.9%
1.7%
7.2%
4.4%
3.9%
Investment Grade Bonds
High Yield Bonds
Equity Securities
Mortgage Loans on Real Estate
Policy loans
Funds Withheld at Interest
Short-Term/Cash Equivalents
Other Invested Assets



Fixed Maturity Securities
Credit Rating Distribution
As of March 31, 2021[2]
(Percentages based on Fair Market Value)
$56.4B
60.4%
33.3%
4.8%
1.5%
AAA/AA/A
BBB
BB
<BB

RGA

[1] Includes funds withheld.
[2] The Rating Agency Designation includes all "+" or "-" at that rating level (e. g. "BBB" includes "BBB+", "BBB", and "BBB-").
Note: Data as of March 31, 2021. Additional information on investments can be found in the Quarterly Financial Supplement available on the Investors page of RGA's website, rgare.com.

Commercial Mortgage Loans (CML)

- Team has managed through multiple real estate cycles; robust infrastructure to protect value in times of stress
- Portfolio underwriting metrics provide significant downside support
  - Loan-to-value (<59%), significant borrower equity ahead of our investment
  - Debt service coverage (>1.8x), predictable income stream to make debt service payments
  - Well-laddered maturity profile coupled with amortization reduces maturity default risk
  - Portfolio is well-diversified both geographically and by property type
  - Portfolio average loan balance ~$10 million
- Implemented limited time frame interest-only or payment deferral modifications for a small portion of the portfolio
  - Few remaining active modifications, and are expected to return to original payment terms by mid-2021
- No loan impairments in Q1
- Portfolio delinquency <0.3% (one loan) at end of Q1


Commercial Mortgage Investment by NAIC Rating
1.6%
1.3%
28.3%
$6.1B
68.8%
CM 1
CM 2
CM 3
CM 4


Commercial Mortgage Investment by Property Type
4.1%
3.0%
14.1%
28.5%
$6.1B
21.4%
28.9%
Office
Retail
Industrial
Multi-Family
Hotel
Other

RGA

Pre-Tax Income (Loss) Reconciliation

- Investment impairments have slowed due to various improvements in the financial markets; Company decreased its valuation allowance on its commercial mortgage loan portfolio to reflect the updated economic outlook from the COVID-19 pandemic
- Net gains/losses on sale of fixed maturity securities include capital gains associated with portfolio repositioning
- Included in "Change in market value of equity securities and other" is a one-time adjustment of $70 million, pre-tax, to correct the accounting for equity method limited partnerships previously reported at cost
- The increased income from embedded derivatives (mostly B36) was primarily due to tightening credit spreads, partially offset by higher interest rates
- "Other derivative instruments" are primarily comprised of non-qualifying hedges (such as inflation increases in reinsured policyholder benefits) and investment strategies that utilize credit derivatives to replicate fixed income investments

$ in millions	1Q21	1Q20
Pre-tax income (loss)	$ 186	(96)
Investment-related		
Investment impairments and CECL[1]	(16)	47
Net gains/losses on sale of fixed maturity securities	(144)	(27)
Change in market value of equity securities and other	(110)	17
Derivative-related		
GMXBs[2] (net of hedging and DAC)	35	(36)
Other embedded derivatives (net of DAC)	(48)	121
Change in market value of other derivative instruments	(28)	95
Tax-related items and other	10	(3)
Pre-tax adjusted operating income (loss)	$ (115)	118

[1] Accounting standard related to current expected credit losses.
[2] GMXBs are policy riders that provide a specified guaranteed minimum benefit. Examples include Guaranteed Minimum Withdrawal Benefits and Guaranteed Minimum Income Benefits.

Accounting Correction for Limited Partnership Investments

- During the quarter, the Company reclassified approximately $92 million of pre-tax unrealized gains from AOCI to investment income associated with investments in LP and private equity funds for which it utilizes the equity method of accounting
- The unrealized gains should have been recognized directly in investment income in the same prior periods they were reported by the investees
- The Company recorded approximately $70 million of pre-tax investment related gains associated with investments in LPs in order to adjust the carrying value from cost less impairments to a fair value approach

Pre-tax LP Accounting Change Impacts[1]	Operating	Non-operating	Total[2]
Prior period	$92	$70	$162

- This correction in accounting will result in more operating income volatility associated with VII given the change in unrealized gains and losses for our equity method investments will be reflected in adjusted operating income
- LP accounting correction had favorable effects of approximately $1.87[3] per diluted share on net income and $1.07[3] per diluted share on adjusted operating loss

[1] $ in millions.
[2] Included in the Corporate and Other segment.
[3] Tax effected at 21%, the U.S. Statutory rate, due to the geographic location of the investments.

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income		
In millions	1Q20	1Q21
U.S. & Latin America Traditional		
GAAP pre-tax income (loss)	$ (62)	$ (338)
Capital (gains) losses, derivatives and other, net	-	-
Change in MV of embedded derivatives [1]	7	(6)
Pre-tax adjusted operating income	$ (55)	$ (344)
U.S. & Latin America Asset-Intensive		
GAAP pre-tax income	$ (38)	$ 60
Capital (gains) losses, derivatives and other, net [1]	(190)	55
Change in MV of embedded derivatives [1]	271	(66)
Pre-tax adjusted operating income	$ 43	$ 49
U.S. & Latin America Capital Solutions		
GAAP pre-tax income	$ 23	$ 23
Pre-tax adjusted operating income	$ 23	$ 23
Canada Traditional		
GAAP pre-tax income	$ 23	$ 24
Capital (gains) losses, derivatives and other, net	13	(1)
Pre-tax adjusted operating income	$ 36	$ 23
Canada Financial Solutions		
GAAP pre-tax income	$ 3	$ 6
Pre-tax adjusted operating income	$ 3	$ 6
EMEA Traditional		
GAAP pre-tax income	$ 17	$ (68)
Pre-tax adjusted operating income	$ 17	$ (68)
EMEA Financial Solutions		
GAAP pre-tax income	$ 30	$ 60
Capital (gains) losses, derivatives and other, net	6	(18)
Pre-tax adjusted operating income	$ 36	$ 42

[1] Net of DAC offset

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income		
In millions	**1Q20**	**1Q21**
Asia Pacific Traditional		
GAAP pre-tax income	$ 24	$ 41
Pre-tax adjusted operating income	$ 24	$ 41
Asia Pacific Financial Solutions		
GAAP pre-tax income (loss)	$ (25)	$ 28
Capital (gains) losses, derivatives and other, net	35	(9)
Pre-tax adjusted operating income	$ 10	$ 19
Corporate and Other		
GAAP pre-tax income (loss)	$ (91)	$ 350
Capital (gains) losses, derivatives and other, net	72	(256)
Pre-tax adjusted operating loss	$ (19)	$ 94
RGA Consolidated		
GAAP pre-tax income	$ (96)	$ 186
Capital (gains) losses, derivatives and other, net [1]	(64)	(229)
Change in MV of embedded derivatives [1]	278	(72)
Pre-tax adjusted operating income	$ 118	$ (115)
GAAP net income	$ (88)	$ 139
Capital (gains) losses, derivatives and other, net [1]	(45)	(164)
Change in MV of embedded derivatives [1]	222	(59)
Adjusted operating income	$ 89	$ (84)

[1] Net of DAC offset

Reconciliation of earnings-per-share to adjusted operating earnings-per-share		
Diluted share basis	**1Q20**	**1Q21**
Earnings-per-share	$ (1.41)	$ 2.03
Capital (gains) losses, derivatives and other, net [1]	(0.70)	(2.41)
Change in MV of embedded derivatives [1]	3.52	(0.86)
Adjusted operating earnings-per-share	$ 1.41	$ (1.24)

[1] Net of DAC offset

RGA

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP stockholders' equity to stockholders' equity excluding AOCI		
In millions	1Q20	1Q21
GAAP stockholders' equity	$ 9,301	$ 12,090
Less: Unrealized appreciation of securities	1,426	3,113
Less: Accumulated currency translation adjustments	(223)	(39)
Less: Unrecognized pension and postretirement benefits	(73)	(72)
Stockholders' equity excluding AOCI	$ 8,171	$ 9,088
GAAP stockholders' average equity	$ 10,561	$ 12,302
Less: Unrealized appreciation of securities	2,595	3,734
Less: Accumulated currency translation adjustments	(148)	(143)
Less: Unrecognized pension and postretirement benefits	(60)	(75)
Stockholders' average equity excluding AOCI	$ 8,174	$ 8,786

Reconciliation of trailing twelve months of consolidated net income to adjusted operating income and related return on equity (ROE)	1Q20		1Q21	
Trailing twelve months	Income	ROE	Income	ROE
Net income	$ 612	5.8%	$ 642	5.2%
Reconciliation to adjusted operating income:				
Capital (gains) losses, derivatives and other, net	(91)		(110)	
Change in fair value of embedded derivatives	326		(311)	
Deferred acquisition cost offset, net	(85)		72	
Tax expense on uncertain positions	13		30	
Adjusted operating income	$ 775	9.5%	$ 496	3.7%

Reconciliation of book value per share to book value per share excluding AOCI	2005	2006	2007	2008	2009	2010	2011	2012
Book value per share	$ 41.38	$ 43.64	$ 48.70	$ 33.54	$ 49.87	$ 64.96	$ 79.31	$ 93.47
Less: Effect of unrealized appreciation of securities	5.92	5.46	5.05	(7.62)	1.43	8.88	19.35	25.40
Less: Effect of accumulated currency translation adjustments	1.40	1.77	3.43	0.35	2.80	3.48	3.13	3.62
Less: Effect of unrecognized pension and post retirement benefits	-	(0.18)	(0.14)	(0.20)	(0.22)	(0.20)	(0.42)	(0.50)
Book value per share excluding AOCI	$ 34.06	$ 36.59	$ 40.36	$ 41.01	$ 45.86	$ 52.80	$ 57.25	$ 64.95

Periods prior to 2006 not restated for 2012 DAC accounting change.

	2013	2014	2015	2016	2017	2018	2019	2020	1Q21
Book value per share	$ 83.87	$ 102.13	$ 94.09	$ 110.31	$ 148.48	$ 134.53	$ 185.17	$ 211.19	$ 177.83
Less: Effect of unrealized appreciation of securities	11.59	23.63	14.35	21.07	34.14	13.63	52.65	80.94	45.79
Less: Effect of accumulated currency translation adjustments	2.93	1.19	(2.78)	(2.68)	(1.34)	(2.69)	(1.46)	(1.02)	(0.57)
Less: Effect of unrecognized pension and post retirement benefits	(0.31)	(0.72)	(0.71)	(0.67)	(0.78)	(0.80)	(1.12)	(1.06)	(1.06)
Book value per share excluding AOCI	$ 69.66	$ 78.03	$ 83.23	$ 92.59	$ 116.46	$ 124.39	$ 135.10	$ 132.33	$ 133.67

RGA